SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Two, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18 and March 22, 2011, the Compensation Committee of the Board of Directors of Vermillion, Inc. (the “Company”) approved the 2011 annual salary, bonus payout target based on percentage of annual salary and restricted stock unit (“RSU”) award to each of the executive officers set forth below.

Name	Title	Annual Salary for 2011	Bonus Payout Target for 2011	RSU: Number of Shares

Gail S. Page	Executive Chair, President and CEO	$385,000	50%	85,000

Eric T. Fung	Senior Vice President, Chief Science Officer	$285,000	50%	41,000

Sandra A. Gardiner	Vice President, Chief Financial Officer	$256,000	40%	24,000

William Creech	Vice President, Sales and Marketing	$225,000	40%	20,000

Ashish Kohli	Vice President, Corporate Strategy	$240,000	40%	7,000

The RSU awards are granted pursuant to the Company’s 2010 Stock Incentive Plan. The RSU awards shall vest quarterly in equal installments over three years, subject to the executive officers’ continued employment with the Company, with the vesting commencement date for Gail S. Page, Sandra A Gardiner, William Creech and Ashish Kohli starting on March 18, 2011 and for Eric T. Fung starting on March 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 22, 2011	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Vice President and Chief Financial Officer